                          OUTSOURCING SERVICES GROUP, INC.

                                    $105,000,000

                     10 7/8% Senior Subordinated Notes Due 2006

                                 PURCHASE AGREEMENT
                                                               February 26, 1998

BT ALEX. BROWN INCORPORATED
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

          Outsourcing Services Group, Inc., a Delaware corporation (the "COMPANY"), and each of the Company's Subsidiaries listed on the signature pages hereof (together with any Subsidiary that in the future executes a supplemental indenture pursuant to which such Subsidiary agrees to guarantee the Notes (as defined) the "GUARANTORS" and, together with the Company, the "ISSUERS") hereby confirm their agreement with you (the "INITIAL PURCHASER") as set forth below.

          1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $105,000,000 aggregate principal amount of its 10-7/8% Senior Subordinated Notes due 2006 (the "NOTES"). The Notes will be guaranteed (collectively, the "GUARANTEES") on a senior subordinated basis by each of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the "SECURITIES". The Notes are to be issued under an indenture (the "INDENTURE") to be dated as of March 3, 1998 by and among the Company, the Guarantors and First Trust National Association, as Trustee (the "TRUSTEE").

          The Securities will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

               In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated February 6, 1998 (the "PRELIMINARY MEMORANDUM") and a final offering memorandum dated February 26, 1998 (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM") setting forth or including a description of the terms of the Securi-

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                                         -2-


ties, the terms of the offering of the Securities and a description of the Company and its Subsidiaries.

          The Company understands that the Initial Purchaser proposes to make an offering of the Securities only on the terms and in the manner set forth in the Final Memorandum and Sections 4 and 8 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS" or "QIBS") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("RULE 144A"), in transactions under Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Act.

          The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Issuers have agreed, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) and related guarantees under the Act.

          2. REPRESENTATIONS AND WARRANTIES. The Issuers, jointly and severally, represent and warrant to and agree with the Initial Purchaser that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

          (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company are listed in SCHEDULE I attached hereto (each a "SUBSIDIARY"

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                                         -3-


and collectively the "SUBSIDIARIES"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries, except as set forth in the Final Memorandum, will be free and clear of all liens and encumbrances (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions); except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, neither the Company nor the Subsidiaries owns, directly or indirectly, any shares of capital stock or any other equity or long term debt securities or has any equity interest in any firm, partnership, joint venture or other entity.

          (c) Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this

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Agreement, and in the case of the Exchange Notes and the Private Exchange Notes, when issued in exchange for the Notes as contemplated in the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms,(A) except that the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and
(B) except insofar as the usury waiver contained in Section 4.09 of the Indenture may be unenforceable.

          (e) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under its Guarantee, its guarantee of the Exchange Notes (each, an "EXCHANGE NOTES GUARANTEE") and its guarantee of the Private Exchange Notes (each, "PRIVATE EXCHANGE NOTES GUARANTEE"). The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees, the Exchange Notes Guarantees and the Private Exchange Notes Guarantees have each been duly and validly authorized by the Guarantors and, in the case of the Guarantees, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, and in the case of the Exchange Notes Guarantees and the Private Exchange Notes Guarantees, when issued in exchange for the Guarantees as contemplated in the Registration Rights Agreement, will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms, (A) except that enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) except insofar as the usury waiver contained in Section 4.09 of the Indenture may be unenforceable.

          (f) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended and as in effect on the date hereof (the "TIA") even though it is not necessary to qualify the Indenture under the

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                                         -5-


TIA in connection with the sale of the Securities to the Initial Purchaser and the offering of the Securities by the Initial Purchaser in the manner set forth in the Final Memorandum and Sections 4 and 8 hereof. The Indenture has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms,
(A) except that the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) except insofar as the usury waiver contained in Section 4.09 of the Indenture may be unenforceable.

          (g) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by the Issuers, assuming due authorization, execution and delivery thereof by the Initial Purchaser, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) except insofar as the usury waiver contained in Section 4.09 of the Indenture may be unenforceable and
(C) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers.

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                                         -6-


          (i) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for (i) the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Company of the other transactions contemplated hereby and (ii) the issuance and sale by the Guarantors of the Guarantees or the consummation by the Guarantors of the other transactions contemplated hereby, except such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchaser in the manner contemplated by the Final Memorandum and Sections 4 and 8 hereof or any consent, approval, authorization or order as will be obtained on or prior to the Closing Date (including any waiver or amendment to the Credit Agreement (as defined) permitted by Section 7(1) hereto). None of the Company and the Subsidiaries is
(i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, law, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of, any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) The execution, delivery and performance by the Issuers of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or
(C) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties

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                                         -7-


of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) Each of Deloitte & Touche LLP, KPMG Peat Marwick LLP, Coopers & Lybrand L.L.P. and Moore, Colson & Company, P.C., who are reporting on the audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act. The consolidated financial statements of the Company and the Subsidiaries and related notes thereto included in the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, the results of their operations and the changes in their consolidated cash flow at the dates and for the periods specified and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein unless otherwise so stated therein.

          (l) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Act of 1933, as amended (the "ACT"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (m) There is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which

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                                         -8-


would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the issuance of the Exchange Notes or the Private Exchange Notes.

          (n) Except as otherwise disclosed in the Final Memorandum, each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein or disclosed in writing to the Initial Purchaser or its Affiliates, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) none of the Company or any of the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company or a Subsidiary), except that the Company has declared, and has paid in part, dividends

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                                         -9-


on its Series A Preferred Stock and Series B Preferred Stock and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

          (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Company or any of the Subsidiaries is contesting in good faith and for which it has provided reserves in accordance with generally accepted accounting principles, the Company has paid all taxes shown as due thereon and there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

          (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

          (r) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (s) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect, (A) except that the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) except insofar as the usury waiver contained in Section 4.09 of the Indenture may be unenforceable. All leases, contracts and agreements to which the

Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect except that the enforcement thereof may be subject to (A) (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) except insofar as the usury waiver contained in
Section 4.09 of the Indenture may be unenforceable. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which would reasonably be expected to have a Material Adverse Effect.

          (t) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus filed in accordance with Form S-1 pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus filed in accordance with Form S-1 pursuant to the Act that are not described in the Final Memorandum.

          (u) Except as disclosed in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for

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                                         -11-


information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiaries, (E) none of the Company or any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (v) Except as would not reasonably be expected to have a Material Adverse Effect, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or the Subsidiaries, threatened.

          (w) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties based on customary industry practices.

          (x) Neither the Company nor the Subsidiaries has any knowledge of any liability or liabilities which would, in the aggregate, reasonably be expected to have a Material Adverse Effect, for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries are in compliance in all respects with all applicable provisions of ERISA, except for non-compliance which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y)  Each of the Company, the Guarantors and Kolmar Canada, Inc.
(i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (z) None of the Company or the Subsidiaries is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (aa) The Notes, the Guarantees, the Indenture, the Registration Rights Agreement, the Credit Agreement, dated as of January 8, 1996 (the "CREDIT AGREEMENT"), among the Company, as guarantor, certain Subsidiaries, as initial borrowers, the lender party thereto and BT Commercial Corporation, as agent, and the Share and Asset Purchase Agreement dated as of October 28, 1997, as amended (the "ACQUISITION AGREEMENT"), among CCL Industries Inc., CCL Industries Corporation and the Company and the preferred stock of the Company will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (bb) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

          (cc) Immediately after the consummation of the transactions contemplated by each of the Acquisition Agreement, the Credit Agreement, this Agreement and the Indenture, the fair value and present fair saleable value of the assets of each of the Issuers will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuers is, nor will any of the Issuers be, after giving effect to the execution, delivery and performance of the Acquisition Agreement, the Credit Agreement, this Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (dd) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (ee) No securities of any of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ff) None of the Issuers has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (gg) None of the Issuers, any of their respective Affiliates or any person acting on any of their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act

("REGULATION S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on behalf of any of them (other than the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

          (hh) The Final Memorandum contains all material developments relating to the Company and the Subsidiaries, taken as a whole, occurring after the date of the most recent historical financial statements included therein.

          Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Initial Purchaser or to counsel for the Initial Purchaser at or prior to the Closing shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchaser as to the matters covered thereby.

          3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase the Securities, at 97.0% of their principal amount.

          One or more certificates in definitive form for the Notes and Guarantees that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on March 3, 1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." The Company will make such certificate or certificates for the Securities available for checking by the Initial Purchaser at the offices of Cahill Gordon & Reindel in New York, New York, or at such other place as BT Alex. Brown Incorporated may designate, at least 24 hours prior to the Closing Date.

          4. OFFERING BY THE INITIAL PURCHASER. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable solely to persons whom the Initial Purchaser reasonably believes to be (i) QIBs and (ii) persons permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act.

          5. COVENANTS OF THE ISSUERS. The Issuers covenant and agree with the Initial Purchaser that:

          (a) The Issuers will advise the Initial Purchaser promptly and (if requested by the Initial Purchaser) confirm such advice in writing of any amendment or supplement to the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and will furnish a copy for a reasonable period of time prior to the proposed amendment or supplement. The Issuers will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum or any change to a proposed amendment or supplement to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

          (b) Prior to the sale of all the Notes by the Initial Purchaser in accordance with Section 4, the Issuers will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchaser; PROVIDED, HOWEVER, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution of the Securities by the Initial Purchaser any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any available unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Act.

          (i) The Issuers will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act other than the Exchange Offer.

          (j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4)
under the Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (k) The Company will use its best efforts to (i) permit the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL market (the "PORTAL MARKET") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) In connection with Securities offered and sold in an off-shore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          6. EXPENSES. The Issuers jointly and severally agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto,
(vi) one-half of the expenses in connection with any meetings with prospective investors in the Securities other than the cost of the meeting rooms, (vii) fees and expenses of the Trustee including fees and expenses of its counsel,
(viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (in each case other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers jointly and severally agree to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities.

          7. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligation of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

          (i) Each of the Company, Aerosol Services Company, Inc. ("AEROSOL") and Kolmar Laboratories, Inc. ("KOLMAR") is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and corporate authority to (a) enter into and perform its obligations under the Indenture, this Agreement and the Registration Rights Agreement and (b) own, lease and operate its properties and to conduct its business as described in the Final Memorandum. Each of the Company, Aerosol and Kolmar is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on
     Schedule II hereto.

         (ii) The Company has all requisite corporate power and corporate authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes; each of Aerosol and Kolmar has all requisite corporate power and corporate authority to execute, deliver and perform each of its obligations under its Guarantee, its Exchange Notes Guarantee and its Private Exchange Notes Guarantee; the Inden-ture meets the requirements for qualification under the TIA as in effect on the date of such opinion; the Indenture has been duly authorized by each of the Company, Aerosol and Kolmar and, when duly executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except (i) to the extent that the enforceability thereof may be limited by
     (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and
     (ii) that such firm need express no opinion as to the enforceability or effect of Section 4.09 of the Indenture.

        (iii) The Notes have each been duly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (i) to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) that such firm need express no opinion as to the enforceability or effect of Section 4.09 of the Indenture.

         (iv) The Guarantees by each of Aerosol and Kolmar have been duly authorized by Aerosol and Kolmar, respectively, and, when duly executed and delivered by Aerosol and Kolmar, respectively, in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the Indenture and the Guarantee by Piedmont), will be valid and binding obligations of the Guarantors enforceable against each of the Guarantor in accordance with their terms, ex-cept (i) to the extent that the enforceability thereof may be limited by
     (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and
     (ii) that such firm need express no opinion as to the enforceability or effect of Section 4.09 of the Indenture.

          (v) The Exchange Notes and the Private Exchange Notes have been duly authorized by the Company, and if the Exchange Notes and the Private Exchange Notes were duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture on the date of such opinion (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), they would be valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except (i) to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) that such firm need express no opinion as to the enforceability or effect of Section 4.09 of the Indenture.

         (vi) The Exchange Notes Guarantees and the Private Exchange Notes Guarantees of Aerosol and Kolmar have been duly authorized by Aerosol and Kolmar, respectively, and, if the Exchange Notes Guarantees and the Private Exchange Notes Guarantees were duly executed and delivered by Aerosol and Kolmar, respectively, in accordance with the terms of the Registration Rights Agreement and the Indenture on the date of such opinion (assuming due authorization, execution and delivery of the Indenture by the Trustee and the Indenture, the Exchange Note Guarantee and the Piedmont Exchange Note Guarantee by Piedmont), they would be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except (i) to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) that such firm need express no opinion as to the enforceability or effect of Section 4.09 of the Indenture.

        (vii) The Registration Rights Agreement has been duly authorized by each of the Company, Aerosol and Kolmar and, when duly executed and delivered by each of the Company, Aerosol and Kolmar (assuming due authorization, execution and delivery thereof by the Initial Purchaser and Piedmont), will be a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (i) to the extent that the enforceability thereof may be limited by
     (A) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and
     (ii) that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

       (viii) This Agreement and the consummation by each of the Company, Aerosol and Kolmar of the transactions contemplated hereby have been duly authorized by each of the Company, Aerosol and Kolmar. This Agreement has been duly executed and delivered by each of the Company, Kolmar and Aerosol.

         (ix) The Indenture, the Notes, the Guarantees and the Registration Rights Agreement, conform in all material respects to the descriptions thereof contained in the Final Memorandum.

          (x) The statements set forth under the headings "Risk Factors -- Subordination of the Notes and the Guarantees," "Description of Certain Terms of the Preferred Stock and the Warrant Agreement," "Exchange Offer; Registration Rights" and "Description of Notes" in the Final Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present such legal matters, documents and proceedings in all material respects.

         (xi) The execution and delivery by the Company, Kolmar and Aerosol of this Agreement, the Registration Rights Agreement and the Indenture, the issuance and sale of the Securities to the Initial Purchaser and the performance of the Company's, Kolmar's and Aerosol's respective obligations pursuant to this Agreement, the Registration Rights Agreement and the Indenture (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or similar organizational document or bylaws of any of the Company, Kolmar or Aerosol, (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with the passage of time or otherwise) under, or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") on any properties of the Company, Kolmar or Aerosol or any of their respective subsidiaries or an acceleration of indebtedness pursuant to any of the agreements listed on
     Schedule III hereto, where, in any such instance, such breach, default, Lien, acceleration of indebtedness or conflict could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the general affairs, management, business condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, and (iii) will not conflict with or violate any Applicable Law (as hereinafter defined) or Applicable Order (as hereinafter defined), it being understood that we express no opinion as to any violation of any Applicable Law or Applicable Order as a result of the Initial Purchaser's involvement, the involvement of any of the Initial Purchaser's affiliates or the involvement of subsequent purchasers of the Securities from the Initial Purchaser because of the Initial Purchaser's legal or regulatory status or because of other facts specifically pertaining to the Initial Purchaser, the Initial Purchaser's affiliates or such other purchasers. The term "Applicable Law" means any law, rule and regulation of the United States of America, the State of California, the State of New York and any General Corporation Law of the State of Delaware that, in our experience, is normally applicable to transactions of the type contemplated by this Agreement, the Registration Rights Agreement and the Indenture, provided, that we express no opinion as to the "blue sky" or state securities laws of any jurisdiction; and the term "Applicable Order" means any order or decree of any United States, Delaware, California or New York executive, legislative, judicial, administrative or regulatory body, including without limitation, the Commission (each, a "Governmental Authority"), by which the Company, Kolmar or Aerosol or any of their respective subsidiaries is bound, the existence of which is actually known to us or has been specifically disclosed to us in writing by the Company, Kolmar or Aerosol.

        (xii) Assuming (i) the accuracy of the representations and warranties of the Company, Kolmar, Aerosol and Piedmont set forth in Section 2 of this Agreement and of the Initial Purchaser in Sections 4 and 8 of this Agreement, (ii) the due performance by the Company, Kolmar, Aerosol and Piedmont of the covenants and agreements set forth in the Purchase Agreement and the due performance by the Initial Purchaser of the covenants and agreements set forth in this Agreement, (iii) the Initial Purchaser's compliance with the offering and transfer procedures and restrictions described in the Final Memorandum, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by purchasers to whom the Initial Purchaser initially resells the Securities, and (v) that purchasers to whom the Initial Purchaser initially resells the Securities receive a copy of the Final Memorandum prior to such sale, the offer, sale and delivery by the Company of the Securities to you as contemplated by the Final Memorandum, the execution and delivery by Kolmar and Aerosol of their respective Guarantees as contemplated by the Final Memorandum and the initial resale of the Securities by you as contemplated by the Final Memorandum and Sections 4 and 8 of this Agreement, (A) do not require registration under the Act, (B) do not require any Governmental Approval (as hereinafter defined), which has not been obtained or made prior to the date hereof and (C) does not require the qualification of the Indenture under the TIA, it being understood that we express no opinion as to (a) any subsequent resale of any Security, (b) state securities or "blue sky" laws and (c) any Governmental Approval required as a result of the Initial Purchaser's involvement, the involvement of any of the Initial Purchaser's affiliates or the involvement of subsequent purchasers of the Securities from the Initial Purchaser because of the Initial Purchaser's legal or regulatory status or because of other facts specifically pertaining to the Initial Purchaser, the Initial Purchaser's affiliates or such other purchasers.

     "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

       (xiii) Assuming (i) the accuracy of the representations and warranties of the Company, Kolmar, Aerosol and Piedmont set forth in Section 2 of the Purchase Agreement and of the Initial Purchaser in Sections 4 and 8 of the Purchase Agreement, (ii) the due performance by the Company, Kolmar, Aerosol and Piedmont of the covenants and agreements set forth in the Purchase Agreement and the due performance by the Initial Purchaser of the covenants and agreements set forth in the Purchase Agreement, (iii) the Initial Purchaser's compliance with the offering and transfer procedures and restrictions described in the Final Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Final Memorandum by purchasers to whom the Initial Purchaser initially resells the Securities, and (v) that purchasers to whom the Initial Purchaser initially resells the Securities receive a copy of the Final Memorandum prior to such sale, no Governmental Approval which has not been obtained or taken and is not in full force and effect is required to authorize or is required in connection with the execution, delivery or performance of any of this Agreement, the Indenture or the Registration Rights Agreement, except such as may be required (a) in connection with the performance of the Registration Rights Agreement, by the federal securities laws in connection with (i) registration thereunder of the Securities, the Exchange Notes, the Private Exchange Notes, the Exchange Notes Guarantees or the Private Exchange Notes Guarantees or (ii) qualification of the Indenture under the TIA, (b) under state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Notes, the Private Exchange Notes, the Exchange Notes Guarantees or the Private Exchange Notes Guarantees and (c) by such consents, authorizations, approvals, licenses orders, filings, registrations or qualifications as have been obtained or made prior to the date hereof. Such counsel will express no opinion, however, as to any such consents, authorizations, approvals, licenses, orders, filings, registrations or qualifications required as a result of the Initial Purchaser's involvement, the involvement of any of the Initial Purchaser's affiliates or the involvement of subsequent purchasers of the Securities, the Exchange Notes, the Private Exchange Notes, the Exchange Notes

     Guarantees or the Private Exchange Notes Guarantees from the Initial Purchaser because of the Initial Purchaser's legal or regulatory status or because of other facts specifically pertaining to the Initial Purchaser, the Initial Purchaser's affiliates or such other purchasers.

        (xiv) None of the Company or any of the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds"), will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (xv) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          At the time the foregoing opinion is delivered, Skadden, Arps, Slate, Meagher & Flom LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiaries, representatives of the Initial Purchaser and counsel for the Initial Purchaser and representatives of the independent accountants of the Company and the Subsidiaries, at which conferences the contents of the Final Memorandum and related matters were discussed and, although such firm is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum and has made no independent check or verification thereof, except to the extent specified in subsections 7(a)(ix) and (x) above, on the basis of the foregoing, no facts have come to such firm's attention that have led it to believe that the Final Memorandum as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such firm need express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom. For purposes of the foregoing, such firm may note that the Final Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act.

          In rendering the foregoing opinions, Skadden, Arps, Slate, Meagher & Flom LLP may (i) state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of New York and California and the General Corporation Law of the State of Delaware, and (ii) rely, to the extent such counsel deems proper, upon the representations set forth herein and on certificates of public officials and officers of the Company, with respect to the accuracy of factual matters contained therein which were not independently established; provided that such certificates are provided to the Initial Purchaser.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

          (i) Piedmont Laboratories, Inc. ("PIEDMONT") is duly incorporated and is existing and in good standing under the laws of the State of Georgia, and has the corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. Piedmont is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

         (ii) The Company has the authorized, issued and outstanding capital stock as set forth in the Final Memorandum under the caption "Capitalization"; all of the outstanding shares of capital stock of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Guarantors are owned, directly or indirectly, by the Company, free and clear of all perfected security interests (other than those granted in connection with the Credit Agreement) and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

        (iii) Except as set forth in the Final Memorandum (A) no options, warrants or other rights to purchase from the Company or any Guarantor shares of capital stock or ownership interests in the Company or any of the Guarantors are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Guarantor are outstanding and (C) no holder of securities of the Company or any of the Guarantors is entitled to have such securities registered under a registration statement filed pursuant to the Registration Rights Agreement.

         (iv) Piedmont has the corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, its Guarantees, its Exchange Notes Guarantees and its Private Exchange Notes Guarantees;

          (v) The execution, delivery and performance of the obligations of Piedmont under the Indenture, the Guarantees, the Exchange Notes Guarantees, and the Private Exchange Notes Guarantees have been duly and validly authorized by Piedmont.

         (vi) Piedmont has the corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the execution, delivery and performance of the obligations of Piedmont under the Registration Rights Agreement have been duly and validly authorized by Piedmont.

        (vii) Piedmont has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of the obligations of Piedmont under this Agreement and the consummation by Piedmont of the transactions contemplated thereby have been duly and validly authorized by Piedmont. This Agreement has been duly executed and delivered by Piedmont.

       (viii) To such counsel's knowledge, no legal or governmental proceedings are pending or threatened to which the Company or any of the Guarantors is a party or to which any of their respective properties or assets is subject which, if determined adversely to the Company or the Guar-antors, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

         (ix) The execution, delivery and performance by the Issuers of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract listed on Schedule III hereto, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of Piedmont, or
     (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, law, judgment, decree, order, rule or regulation of the United States of America, the State of California or the State of Georgia known to such counsel to be applicable to the Company or any of the Guarantors or any of their respective properties or assets with respect to transactions contemplated by this Agreement, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (x) To the knowledge of such counsel based on their experience with the Issuers and a review of their articles of incorporation (or similar organizational document) and bylaws, none of the Issuers is (i) in violation of its articles of incorporation (or similar organizational document) or (in any material respect) its bylaws, (ii) in breach or violation of any statute, law, judgment, decree, order, rule or regulation which in such counsel's experience is normally applicable to the business of any of them as described in the Final Memorandum or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of the Contracts listed on Schedule III hereto, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

         (xi) The Company and the Guarantors have obtained all Permits listed on Schedule IV hereto, which to such counsel's knowledge are all permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Final Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect. To such counsel's knowledge each of the Company and the Guarantors has fulfilled and performed all of its obligations with respect to such Permits in all material respects and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit.

        (xii) To such counsel's knowledge, the Company and the Guarantors own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or any of the Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          Such counsel has participated to a limited extent in the preparation of the Final Memorandum and has reviewed the Sections described below in clauses
(A) and (B). From time to time such counsel has had discussions with the officers, directors and employees of the Company, representatives of Skadden, Arps, Slate, Meagher & Flom LLP, and representatives of the Initial Purchaser concerning the information contained in the Final Memorandum. Based thereon, it is such counsel's opinion that

          (A) The Credit Agreement and the acquisition agreements conform in all material respects to the descriptions thereof contained in the Final Memorandum under the respective captions "Description of the Senior Secured

     Credit Facility" and "Description of Acquisition Agreements".

          (B) The statements set forth in the Final Memorandum under the headings "Risk Factors -- Restrictions Imposed by Terms of the Company's Indebtedness," "Business -- Environmental Compliance and Governmental Regulation and Product Liability," and "Certain Relationships and Related Transactions" insofar as such statements constitute a summary of legal matters, documents, proceedings or conclusions of law referred to therein, fairly represent such legal matters, documents, proceedings and conclusions, in all material respects.

          In rendering the foregoing opinions, Paul, Hastings, Janofsky & Walker LLP may (i) state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of California and Georgia, (ii) rely, to the extent such counsel deems proper, upon the representations set forth herein and on certificates of public officials and officers of the Company, with respect to the accuracy of factual matters contained therein which were not independently established; provided that such certificates have been provided to the Initial Purchaser.

          References to the Final Memorandum in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (c) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (d) The Initial Purchaser shall have received from each of Deloitte & Touche LLP, KPMG Peat Marwick LLP, Coopers & Lybrand L.L.P. and Moore, Colson & Company, P.C. a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser.

          (e) The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Issuers shall have performed in all material respects all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (f) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (h) The Initial Purchaser shall have received a certificate of each of the Issuers, dated the Closing Date, signed on behalf of each of the Issuers by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

          (i) The representations and warranties of the Issuers contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Issuers have performed in all material respects all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date (with respect to Sections 7(a), (b) and (c), satisfied in all material respects);

         (ii) At the Closing Date, except as disclosed in the Final Memorandum, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

        (iii) To such officer's knowledge, the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (i) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by each of the Issuers.

          (j) The Indenture shall have been duly executed and delivered by each Issuer and the Trustee, and the Notes and the Guarantees shall have been duly executed by the Company and the Guarantors, respectively, and the Notes shall have been duly authenticated by the Trustee;

          (k) The Initial Purchaser shall have received a true and correct copy of the Acquisition Agreement and any amendments thereto, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Acquisition Agreement since the date of this Agreement.

          (l) The Initial Purchaser shall have received a true and correct copy of the Credit Agreement and any amendments or waivers thereto and there shall have been no amendments, alterations, modifications or waivers of any provisions of the Credit Agreement since the date of this Agreement other than consent thereunder to permit the Indebtedness evidenced by the Securities and such other amendments or waivers as may be satisfactory to the Initial Purchaser.

          On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial

Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

          8. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. (a) The Initial Purchaser represents and warrants (as to itself only) that it is a QIB and that it is not acquiring the Securities with any present intention of offering or selling any of the Securities in any transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. The Initial Purchaser agrees with the Issuers (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or in a manner that the initial purchaser reasonably believes; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons in reliance upon Regulation S of the Act ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) The Initial Purchaser represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United

States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S. The Initial Purchaser acknowledges that the Company, and for purposes of the opinions to be delivered to the Initial Purchaser pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchaser hereby consents to such reliance.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchaser and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser or their affiliates, and each other person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such other person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by an Issuer or based upon written information furnished by or on behalf of an Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "APPLICATION"); or

         (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action subject to the limitations set forth in Section 9(c) hereof; PROVIDED, HOWEVER, the Issuers will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to an Issuer by the Initial Purchaser specifically for use therein or (ii) with respect to the Preliminary Memorandum or any Final Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchaser sold Securities to a person to whom there was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of such sale if the Company shall have previously furnished copies thereof to the Initial Purchaser in accordance with Section 5(d) hereof and the Final Memorandum (as amended or supplemented) would have corrected any such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be li-able under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld (for purposes of this sentence, it is deemed reasonable to withhold consent if such settlement (A) does not include an unconditional written release of the Issuers, in form and substance reasonably satisfactory to the Issuers, from all liability on claims that are the subject matter of such proceeding or
(B) includes any statement as to an admission of fault, culpability or failure to act by or on behalf of any Issuer).

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, their respective directors, their respective officers, affiliates, agents, representatives and employees or their affiliates and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which an Issuer or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to an Issuer by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by an Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

          (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph
(a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (as defined by such counsel), (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by BT Alex. Brown Incorporated in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph
(a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of an Issuer, each officer of an Issuer and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

          10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and
(ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that any of the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or any of the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

         (ii) Since January 1, 1998, trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

        (iii) a banking moratorium shall have been declared by New York or United States authorities;

         (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth in the last paragraph of the cover page and the third, fifth, sixth and seventh paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuers for the purposes of Sections 2(a) and 9 hereof.

          13. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to BT Alex. Brown Incorporated, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: William M. Hartnett; if sent to the Issuers, shall be mailed or delivered to the Company at 425 So. Ninth Avenue, City of Industry, CA 91746, Attention: Chief Financial Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, CA 90071-3144, Attention: Jerome L. Coben.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser or their affiliates and any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors, officers, affiliates, agents, representatives and employees and their affiliates of the Company and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantors set forth below and the Initial Purchaser.

                                   Very truly yours,


                                   OUTSOURCING SERVICES GROUP, INC.

                                   By:  /s/ Joseph Sortais
                                        -----------------------------------
                                        Name:     Joseph Sortais
                                        Title:    Chief Financial
                                                      Officer

                                   AEROSOL SERVICES COMPANY, INC.

                                   By:  /s/ Joseph Sortais
                                        -----------------------------------
                                        Name:     Joseph Sortais
                                        Title:    Chief Financial
                                                      Officer

                                   KOLMAR LABORATORIES, INC.

                                   By:  /s/ Joseph Sortais
                                        -----------------------------------
                                        Name:     Joseph Sortais
                                        Title:    Chief Financial
                                                      Officer

                                   PIEDMONT LABORATORIES, INC.

                                   By:  /s/ Joseph Sortais
                                        -----------------------------------
                                        Name:     Joseph Sortais
                                        Title:    Chief Financial
                                                      Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT ALEX. BROWN INCORPORATED

By:  /s/ CHRISTIE SHEFFIELD
     --------------------------
     Name: Christie Sheffield
     Title: Vice President

                                                                      SCHEDULE I

                                    SUBSIDIARIES


                                                            Jurisdiction of
    Name                      Stockholder(s)                Incorporation
    ----                      --------------                ---------------

 Aerosol Services Company,    Outsourcing Services          California
   Inc.                       Group, Inc.

 Kolmar Laboratories, Inc.    Outsourcing Services          Delaware
                              Group, Inc.

 Piedmont Laboratories, Inc.  Outsourcing Services          Georgia
                              Group, Inc.

 Kolmar Canada Inc.           Kolmar Laboratories, Inc.     Canada

 Kolmar de Mexico, S.A. de    Kolmar Laboratories, Inc.     Mexico
   C.V.

 Kolmer (Aust.) Pty. Ltd.     Kolmar Laboratories, Inc.     Australia

                                                                    SCHEDULE II


                      UNITED STATES JURISDICTIONS IN WHICH THE
                           ISSUERS OWN OR LEASE PROPERTY

OSG:                     Delaware

Aerosol:                 California

Piedmont:                Georgia

Kolmar:                  Delaware
                         California
                         New York
                         Pennsylvania

                                                                    SCHEDULE III

                         MATERIAL AGREEMENT OF THE ISSUERS